EXHIBIT 10.43

                            Advanced Aesthetics, Inc.
                               501 Madison Avenue
                            New York, New York 10022

                                                    December 20, 2005


L Capital Management
18 rue Francois 1st
75008 Paris, France

Ladies and Gentlemen:

         In connection with the Share Exchange Agreement to be effected with TrueYou.com, Inc. on December 20, 2005 ("Share Exchange Agreement"), you will convert your shares of Series D Preferred of Advanced Aesthetics, Inc. ("AAI") into shares of AAI Common Stock and convert your Convertible Note dated November 26, 2003 ("Convertible Note") into shares of AAI Common Stock. All of these shares of AAI Common Stock will then be exchanged for shares of TrueYou.com, Inc. in accordance with the terms of the Share Exchange Agreement. This letter confirms our agreement that following the closing of the Share Exchange Agreement, we will cause TrueYou.com, Inc. to enter into appropriate agreements with you consistent with our agreements set forth in Section 5 of the Convertible Note and Section 9 of the Certificate of Designation for the Series D Preferred Stock with respect to the tax matters therein referenced.

                                          Very truly yours,

                                          Advanced Aesthetics, Inc.

                                          By: /s/ John M. Higgins
                                              -----------------------
                                              John Higgins
                                              President




FCPR L CAPITAL

Represented by: L Capital Management SAS

      /s/ Philippe Franchet
By: __________________________________